As filed with the Securities and Exchange Commission on November 30, 1999
                                             Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                                 AMDOCS LIMITED
             (Exact name of Registrant as specified in its charter)

Island of Guernsey                                       Not Applicable
(State or other                                         (I.R.S. employer
jurisdiction of                                      identification number)
incorporation or
organization)
                           Tower Hill House Le Bordage
           St. Peter Port, Island of Guernsey, GY1 3QT Channel Islands
                               011-44-1481-728444
                    (Address of Principal Executive Offices)
                                  ------------

                         ITDS 1996 STOCK INCENTIVE PLAN
                         ITDS 1997 STOCK INCENTIVE PLAN
                         ITDS 1998 STOCK INCENTIVE PLAN
                         ITDS 1999 STOCK INCENTIVE PLAN
                            (Full title of the Plan)
                                  ------------

                                  Amdocs, Inc.
                          1390 Timberlake Manor Parkway
                          Chesterfield, Missouri 63017
                     Attention: Thomas G. O'Brien, Treasurer
                                 (314) 212-8328
               (Name, address and telephone number, including area
                           code, of agent for service)
                                  ------------

                                   Copies to:
                             ROBERT A. SCHWED, ESQ.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                              New York, N. Y. 10111
                                 (212) 841-5700

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                     Proposed    Proposed
                                     maximum     maximum
                      Amount         offering    aggregate     Amount of
Title of securities   to be          price per   offering      registration
to be registered      registered     share       price         fee
--------------------------------------------------------------------------------

Ordinary Shares,
L0.01 par value       1,108,524(1)   $34.3125    $38,036,230   $10,574
================================================================================
(1) Pursuant to the Agreement and Plan of Merger dated as of September 3, 1999, among the Registrant, Ivan Acquisition Corp. and International Telecommunication Data Systems, Inc. ("ITDS"), the Registrant assumed all of the outstanding options to purchase common stock of ITDS under the ITDS 1996, 1997, 1998 and 1999 Stock Incentive Plans, and such options became exercisable to purchase ordinary shares of the Registrant, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of Amdocs' ordinary shares on the New York Stock Exchange as of a date (November 23, 1999) within five business days prior to filing this Registration Statement.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Annual Report filed on Form 20-F for the fiscal year ended September 30, 1998 as filed with the Commission on January 15, 1999.

          2. The Registrant's Quarterly Reports on Form 6-K for the quarterly period ended June 30, 1999 as filed with the Commission on August 12, 1999, for the quarterly period ended March 31, 1999 as filed with the Commission on May 19, 1999, and for the quarterly period ended December 31, 1998 as filed with the Commission on February 16, 1999.

          3. The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on June 17, 1998, including any amendment or report filed for updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Guernsey law permits a company's articles of association to provide provide for the indemnification of officers and directors except to the extent that such a provision may be held by the courts of Guernsey to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime) and except to the extent that Guernsey law prohibits the indemnification of any director against any specific provisions of Guernsey Company law under which personal liability may be imposed or incurred.

          Under the Registrant's Articles of Association, the Registrant is obligated to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or agent of the Registrant, provided that the Registrant has no such obligation to indemnify any such persons for any claims they incur or sustain by or through their own willful act or default.

          The Registrant has entered into an indemnity agreement with its directors and some of its officers, under which the Registrant has agreed to pay the indemnified party the amount of Loss (as defined therein) suffered by that party due to claims made against that party for a Wrongful Act (as defined therein).


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.


EXHIBIT
NUMBER    DESCRIPTION

4.1       ITDS 1996 Stock Incentive Plan.

4.2       ITDS 1997 Stock Incentive Plan.

4.3       ITDS 1998 Stock Incentive Plan.

4.4       ITDS 1999 Stock Incentive Plan.

5 Opinion of Carey Langlois with respect to the legality of the securities being registered.

23.1      Consent of Carey Langlois (included in Exhibit 5).

23.2      Consent of Ernst & Young LLP.

24        Powers of Attorney (included on signature page).



ITEM 9.   UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 30th day of November, 1999.

                                            AMDOCS LIMITED



                                By:    /s/ BRUCE K. ANDERSON
                                   -------------------------------------
                                      Bruce K. Anderson
                                      Chief Executive Officer and
                                      Chairman of the Board

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce K. Anderson, Robert A. Minicucci and Thomas G. O'Brien, and each of them singly (with full power to each of them to act alone), as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURES                     TITLE                           DATE


  /S/ BRUCE K. ANDERSON        Chief Executive Officer         November 30, 1999
----------------------         and Chairman of the Board
   Bruce K. Anderson



  /S/ ROBERT A. MINICUCCI      Chief Financial Officer         November 30, 1999
----------------------         and Director
  Robert A. Minicucci


    /S/ ADRIAN GARDNER         Director                        November 30, 1999
----------------------
    Adrian Gardner


    /S/ STEPHEN HERMER         Director                        November 30, 1999
----------------------
    Stephen Hermer


      /S/ JAMES KAHAN          Director                        November 30, 1999
----------------------
     James Kahan

     /S/ PAZ LITTMAN           Director                        November 30, 1999
----------------------
      Paz Littman


     /S/ AVINOAM NAOR          Director                        November 30, 1999
----------------------
     Avinoam Naor


    /S/ JOHN T.MCLENNAN        Director                        November 30, 1999
----------------------
     John T. McLennan


   /S/ LAWRENCE PERLMAN        Director                        November 30, 1999
----------------------
   Lawrence Perlman


                               Director                        November 30, 1999
----------------------
   Michael J. Price


       /S/ URS SUTER           Director                        November 30, 1999
----------------------
       Urs Suter


  /S/ THOMAS G. O'BRIEN        Amdocs Limited's Authorized     November 30, 1999
----------------------         Representative in the United
   Thomas G. O'Brien           States

EXHIBIT INDEX



EXHIBIT
NUMBER                   DESCRIPTION


4.1            ITDS 1996 Stock Incentive Plan.

4.2            ITDS 1997 Stock Incentive Plan.

4.3            ITDS 1998 Stock Incentive Plan.

4.4            ITDS 1999 Stock Incentive Plan.

5. Opinion of Carey Langlois with respect to the legality of the securities being registered.

23.1.          Consent of Carey Langlois (included in Exhibit 5).

23.2.          Consent of Ernst & Young LLP, independent auditors.

24.            Powers of Attorney (included on signature page).